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                            BELL EMPLOYMENT AGREEMENT

         This Agreement, made and entered on this 18th day of September, 2001 by and between RED BELL BREWING COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter referred to as the "COMPANY") party of the first part, and JAMES R. BELL, an adult individual resident of Pennsylvania with an address of 6490 Woodbine Ave., Philadelphia, PA (hereinafter referred to as "Employee"), party of the second part.

         WHEREAS, Company desires to secure from Employee an employment agreement and Employee desires to provide Company with such agreement for consideration.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

 1.      POSITION

         A. Position Description: Employee agrees to be employed by Company as its President. Employee agrees to provide the below described services to Company:


         B. Employee's Efforts and Availability: Employee agrees to be employed by the Company as its President on a full-time basis and to devote not less than 90% of his business time, attention and efforts to carrying out the business of the Company and promoting and furthering the business of the Company.

 2.      TERM

         This Agreement shall be effective when signed by the parties hereto and shall remain effective for a term of five (5) years or unless sooner terminated by Employee or by Company for good cause as defined in paragraph 5.

 3.      COMPENSATION

         Company shall compensate Employee for his services (as described in Paragraph 1 above entitled POSITION) as follows:

         A. Salary: Company shall pay to Employee $89,500 per anum in Salary. This amount shall be paid by check or cash to Employee in equal increments every two weeks. Further, this amount will be reviewed at the beginning of each calender year by the Board of Directors of the Company to determine the amount of any increase or bonus to be added to this figure.

         B. Stock: Company shall issue to Employee, on the first business day of each calendar year, registered options for Company stock with a strike price of 10 cents. On January 1, 2002, Employee shall receive 637,500 warrants with a strike price of 10 cents.


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         C.       The Employee shall also receive 212,500 warrants with a strike price of 10 cents on the date of this Agreement (or one third of 637,500) in order to compensate Employee for the period of September 2001 through December 31, 2001.

         D. In order to provide an incentive in the Employee to enhance the price of the stock, the number of warrants received by Employee pursuant to this paragraph shall decrease by half each succeeding year. Thus, on January 1, 2003, Employee shall receive 318, 750 warrants. On January 1, 2004, Employee shall receive 159,375 warrants. On January 1, 2005, Employee shall receive 79, 687 warrants. Finally, on January 1, 2006, Employee shall receive 39,843 warrants.

         E. In the event that the Employee terminates this agreement in the middle of a Calendar year, the Employee shall only be entitled to a prorated number of warrants for the portion of the year actually worked. The Employee shall reimburse Company the remainder of any options not earned by Employee under a prorated calculation. If Employee cannot reimburse the warrants for any reason, he shall, within 30 days of the Company's demand, repay the cash equivalent of such warrants based upon the then-prevailing share price, less the 10 cent strike price.

         F.       Stock

                  In addition to the warrants described above, upon the execution of this Agreement, Employee shall be issued and shall on that date possess 750,000 additional warrants for Company stock. The first 150,000 warrants shall vest and be exercisable immediately. An additional 150,000 warrants shall vest and be free to exercise one year from the execution of this Agreement. Anadditional 150,000 warrants shall vest and be free to exercise on the second anniversary of the execution of this Agreement. An additional 150,000 options shall vest and be free to exercise on the third anniversary of the execution of this Agreement. The final 150,000 warrants shall vest on the fourth anniversary of this Agreement. All of the 750,000 warrants will vest as delineated above even in the event this agreement is terminated. Consequently, on the fourth anniversary of the date of this Agreement, all 750,000 of Employee's options shall have vested whether Employee remains employed at the Company or not. The strike price for the first 300,000 warrants to vest shall be 10 cents. The strike price for the second 300,000 warrants to vest shall be 15 cents. The strike price for the final 150,000 warrants to vest shall be 20 cents.



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         H.       Acceleration

                  In the event that the ownership or control of the Company shall change such that a controlling interest in the Company is acquired by a third party, or in the event an offer is made to the shareholders of the Company for the purchase of the Company stock in order for a party to obtain a controlling interest in the Company or if the Employee is terminated by the Company, then, the vesting of all of Employee's warrants shall be accelerated and all of the warrants described in this paragraph 3 shall vest immediately and be made free to trade by the Company as soon as possible but not later than 30 days from the event triggering the provisions of this paragraph.

         I. The Company will provide Employee with reimbursement for health benefits no less favorable than those formerly provided to him by Company.

4.       GUARANTEE OF COMPANY REGARDING SUCCESSOR COMPANY

         A. In addition to the corporation's ongoing obligation to continue to cause the options of the employee to vest even after the termination of Employee's employment, the Corporation hereby represents to and covenants with the Employee that it shall guarantee that the terms of this Agreement shall survive any transfer of ownership or control of the Company such that this Agreement shall also apply to and bind each and every successor entity of the Company.


5.       DEFAULT/REMEDIES

         A. In the event of any breach of this Agreement, the Employee shall have full rights to injunctive relief and an equitable accounting of all diminution of salary, stock or benefits arising out of such a violation, in addition to any other existing rights, including the right to attorneys' fees and costs expended to enforce the terms of this Agreement and interest thereon, without requirement of posting bond. The occurrence of any of the following events shall constitute a breach and shall therefore permit the non-breaching party, at its option and without prejudice to any other rights or remedies provided for hereunder, or by law or equity, to terminate this Agreement:


                  1. If Employee violates any law, ordinance, rule or regulation of a governmental agency in connection with the performance of his employment responsibilities hereunder (misdemeanors and traffic violations excepted);



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                  2.       Gross breach of any of Employee's obligations of
                           employment and/or failure to carry out the duties assigned to him. Mere negligence shall not suffice;

                  3.       Breach of any of Company's obligations hereunder;

                  4.       Arrest or conviction of Employee for Theft;

                  5.       Use by Employee of any prohibited substances;

                  6.       Conviction by Employee of any felony;

                  7. If either party violates any other term or condition of this Agreement and fails to cure such violation within thirty (30) days after written notice from the non-breaching party requiring the allegedly violating party to cure same.

6.       TERMINATION

           This Agreement may be terminated at any time upon one month's notice by the Employee. It may only be terminated by the Company for good cause. In the event that the Company terminates the Employee prior to the expiration of this Agreement, but for good cause, the Employee shall continue to receive Salary for a period of 180 days and shall be entitled to all of the warrants described in Paragraph 3, even those which had not yet been received or earned based upon the prorata calculation in that paragraph. Said warrants will immediately be registered and made free to trade by the Company on an accelerated basis pursuant to paragraph 3(H).

         If the Company shall terminate the Employee and it is judicially determined that said termination does not meet the standard of "good cause" then the Company shall, in addition to every other right and remedy of Employee, reimburse the Employee all fees, including attorney's fees, and costs incurred by the Employee in any suit brought by Employee to redress said termination.

7.       AGREEMENT NOT TO COMPETE

         If the Employee shall terminate his employment, then he shall be prohibited from competing with the Company within the industry or similar type in a radius of 75 Miles from the nearest Company property following such termination for a period of one year.

8.       APPLICABLE LAW

         The terms and provisions of this contract shall be construed in accordance with the substantive law of the Commonwealth of Pennsylvania.



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9.       ASSIGNMENT

         Neither this Agreement nor the rights or obligations of a party hereto may be assigned or alienated in whole or in part without the express written consent of all parties. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their successors and assigns.

10.      WAIVER

         The failure of either party to insist on performance of any provision of this Agreement shall not be construed as a waiver of that provision in any later instance.


11.      MODIFICATION

         This Agreement may not be modified or terminated orally. No claimed modification, termination or waiver of any of its provisions shall be valid UNLESS in writing signed by a duly authorized representative of Company.

12.      NOTICES

         Unless otherwise specifically provided hereunder, any notice, consent or other communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been duly and properly given or served for any purpose only if delivered personally with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage and charges prepaid and addressed to the appropriate party, or via facsimile, with the sending facsimile machine printing a journal evidencing receipt by the receiving facsimile, as follows:

                                 If to COMPANY:

                            Red Bell Brewing Company
                               3100 Jefferson St.
                             Philadelphia, PA 19121


                                 If to EMPLOYEE:

                                  James R. Bell
                               6490 Woodbine Ave.
                                Philadelphia, PA


         The above-designated address for each party may be changed by written notification to the other party.



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13.      CAPTIONS

         The captions of the Paragraphs and Subparagraphs of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement or any of the provisions hereof.

14.      SEVERABILITY

         If any term, condition, clause or provision of this Agreement shall be determined or declared to be void or invalid in law or otherwise, then only that term, condition, clause or provision shall be stricken from this Agreement and in all other respects this Agreement shall be valid and continue in full force, effect and operation. Likewise, the failure of any party to meet its obligations under any one or more of the Paragraphs herein, with the exception of the satisfaction of the conditions precedent, shall in no way avoid or alter the remaining obligations of the parties.

15.      INTEGRATION

         This document is intended by the parties as the final written expression of the terms included herein and is the complete and exclusive statement of their Agreement on the subjects governed hereby. There are no representations or warranties other than those expressly set forth herein. These terms may not be contradicted by evidence of any prior Agreement or of a contemporaneous oral Agreement and may only be explained or supplemented by a writing signed by an authorized representative of both parties.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement and caused its respective seal to be affixed the day and year first above written.

                                   EMPLOYEE:

WITNESS:

/s/ Michael Farrell                    /s/ James R. Bell
-------------------------              ----------------------------------
Name:                                  Name: James R. Bell
Address:


WITNESS:                               Red Bell Brewing Company


                                  By:  /s/ Robert T. Huttick
--------------------------             ----------------------------------
Name:                                  Name:
Title:                                 Title: